                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-210994 and 333-283793) and Form S-8 (Nos. 333-156540, 333-18069, 333-65040, 333-136808, 333-172931, 333-177896, 333-134169, 333-139345, 333-143182, 333-177898, 333-198461, 333-210995, 333-229874, 033-62311, 333-238049, 333-284013, 333-292163 and 333-292575) of The PNC Financial Services Group, Inc. of our report dated February 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 20, 2026

www.pwc.com
PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219
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